UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 26, 2009
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
See discussion at Item 8.01 below.
Item 8.01 Other Events
     Mercantile Bancorp, Inc. (the “Company”) announced in a press release dated February 26, 2009 that, in a special shareholders meeting on such date, its shareholders approved a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) authorizing the creation and issuance of 100,000 shares of preferred stock and the addition of 2 million shares to its current authorized base of 12 million shares of common stock. The Amendment is being filed with the Delaware Secretary of State. After giving effect to the Amendment, the Company will have 8,703,330 shares of common stock issued and outstanding, 5,296,670 shares of common stock available for issuance, and 100,000 shares of preferred stock authorized but not issued.
     The press release is included herewith as Exhibit 99.1, and the form of Amendment is included herewith as Exhibit 99.2, both of which are incorporated herein by reference.
     Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press Release issued by Mercantile Bancorp, Inc. dated February 26, 2009

99.2	Certificate of Amendment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By: Name:	/s/ Ted T. Awerkamp Ted T. Awerkamp
Title:	President and Chief Executive Officer
Date: March 3, 2009

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